                                 PROMISSORY NOTE



$5,000,000.00                                               Milpitas, California
                                                                   June 23, 1999



        The undersigned, Michael R. Cannon ("Borrower"), hereby unconditionally promises to pay to the order of Maxtor Corporation, a Delaware corporation (the "Lender"), the sum of Five Million Dollars ($5,000,000.00) plus interest, in accordance with the terms of the Executive Retention Agreement by and between Lender and Borrower effective June 23, 1999 (the "June 1999 Retention Agreement").

        The outstanding principal balance of this Note, together with all accrued and unpaid interest hereon, shall be due and payable on June 22, 2002, or upon termination for "Cause" or voluntary termination of employment for reasons other than "Good Reason" as those terms are defined in the June 1999 Retention Agreement. Interest shall accrue on unpaid principal from the date hereof until maturity at a rate of 4.98%, compounded annually.

        This Note may be prepaid, in whole or in part, at any time or from time to time, without penalty or premium. Any prepayment of principal must be accompanied by then accrued but unpaid interest. Interest shall cease to accrue on amounts of principal so prepaid. Any prepayment of interest shall include all interest accrued to the date of payment, but need not include any payment of principal.

        All payments of principal or interest shall be made in lawful money of the United States of America to the Lender at the offices of the Lender, or at such other address as the Lender shall specify to Borrower in writing. Any payment shall be deemed made upon receipt by Lender.

        Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Borrower for cancellation.

        Borrower waives its rights to impose any defense (other than payment), set-off, counterclaim or cross-claim in any action brought on this Note. Borrower waives presentment, demand for performance, notice of performance, protest, notice of protest, and notice of dishonor.

        If the indebtedness represented by this Note or any part hereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' and collection fees and costs.

        This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.



                                                   /s/ Michael R. Cannon
                                             -----------------------------------
                                             Michael R. Cannon



                                       2